EX-10.34

CURTISS-WRIGHT CORPORATION
RETIREMENT PLAN
As Amended and Restated effective January 1, 2001

NINTH INSTRUMENT OF AMENDMENT

Recitals:

1.	Curtiss-Wright Corporation ("the Company") has heretofore adopted the Curtiss- Wright Corporation Retirement Plan ("the Plan").

2.	The Company caused the Plan to be amended from time to time since that date.

3.	Subsequent to the most recent amendment of the Plan, it has become necessary to further amend the Plan to provide an enhanced benefit to certain participants affected by a reduction in force.

4.	Sections 12.01 and 12.02 of the Plan permit the Committee to amend the Plan, by written instrument, at any time and from time to time.

Amendments to the Plan:

For the reasons set forth in the Recitals to this Instrument of Amendment, the Plan is hereby amended in the following respects, to be effective as specified herein:

1.           Schedule K1 is amended, effective April 25, 2006, by adding, at the end thereof, the following new Item 8:

8.	Controls Embedded Computing San Diego and Santa Clarita CA, Dayton, OH, Leesburg, VA, and Littleton MA Business Units: April 25, 2006 through June 10, 2006

For each Participant whose employment with the Employer is terminated between April 25, 2006 and June 10, 2006, in connection with or as a result of the Company’s reduction in force program at the Controls Embedded Computing, San Diego and Santa Clarita CA, Dayton, OH, Leesburg, VA and Littleton MA business units a supplemental credit shall be added to his or her Escalating Annuity Benefit. The amount of such supplemental credit shall be determined as follows: an amount equal to the product of (i) 4/75, (ii) his number of years of Service, and (iii) his weekly base rate of pay, provided, however, that the number of years of Service taken into account for this purpose shall not be less than 2 years and shall not be greater than 24 years for a Participant who is a salaried or exempt employee and shall not be greater than 6 years for a Participant who is a nonexempt employee.

2.	Schedule K2 is amended, effective as of April 25, 2006, by adding at the end thereof the following new Item 8:

	8.	Controls Embedded Computing San Diego and Santa Clarita CA and Dayton, OH, Leesburg, VA, and Littleton MA Business Units: April 25, 2006 through June 10, 2006

Notwithstanding any provision hereof to the contrary, a Participant whose employment with the Employer is terminated between April 25, 2006 and June 10, 2006, in connection with or as a result of the Company's reduction in force program at the Controls Embedded Computing, San Diego and Santa Clarita CA, Dayton, OH, Leesburg, VA, and Littleton MA business units shall be 100% vested in any Normal Retirement Benefit and any Escalating Annuity Benefit to which he or she may be eligible and entitled.

Except to the extent amended by this Instrument of Amendment, the Plan shall remain in full force and effect.